Exhibit 10.2
AGREEMENT TO PURCHASE SUBSIDIARIES
AND CANCEL SHARES

This Agreement is entered into as of this 12th day of October 2007, by and among Marc Ebersole (“Ebersole”), Christine Ebersole (“Christine”), Scott Schweber (“Schweber,” and, together with Ebersole and Christine, the “Management Shareholders”), BioStem, Inc., a Nevada corporation (“BioStem”) and the undersigned shareholders and debt holders (together with the Management Shareholders, the “Securities Holders”).

WHEREAS, the Management Shareholders are the principal officers and directors of BioStem, Inc., a Nevada corporation, formerly known as National Parking Systems, Inc. (the “Company”).

WHEREAS, the Company has agreed to acquire Joyon Entertainment, Inc. (the “Acquisition”), and has elected to discontinue its parking related businesses;

WHEREAS, the Securities Holders have agreed that they would all cancel certain of their shares of the Company, in exchange for the transfer to them of all of the shares of the two operating subsidiaries of the Company, to be effective immediately following the closing of the Acquisition.

NOW THEREFORE, the parties intending to be legally bound, hereby agree as follows:

1.           Immediately prior to the effective date of the Acquisition, the Management Shareholders shall take such action as is necessary and required to cause all of the shares of BH Holding Company, Inc., a Nevada corporation (“BH”) and ABS Holding Company, Inc., a Nevada corporation (“ABS”) to be transferred to the Securities Holders, which transfer shall be effective as of the effective date of the Acquisition, or as soon thereafter as possible.  Each of the Securities Holders shall receive the shares of ABS and BH as set forth on Exhibit A and Exhibit B attached hereto.  Immediately after the transfer of the ABS and BH shares to the Securities Holders, each of the Securities Holders shall cancel and deliver to the Company the number of shares set forth next to their names on Exhibit A.

2.           The Company, Marc Ebersole and Hyde Investments, Ltd., hereby agree that effective as of the Closing Date, the Company shall be released from all obligations arising under that certain Senior Secured Convertible Debenture and the related security agreement, effective as of the effective date of the Acquisition.  All provisions of the Senior Secured Convertible Debenture shall remain in full force and effect with respect to all parties thereto other than the Company.

3.           Each of the undersigned holders of junior convertible debt of the Company shall, effective the Closing Date, convert the junior convertible debt into common stock of the Company.  In addition, to induce such conversion, each of the junior convertible debt holders shall receive the shares of common stock and common stock purchase warrants set forth opposite their names on Exhibit B attached hereto.

4.           General Release.  The Management Shareholders and the Company, for themselves and all persons acting by, through, under or in concert with any of them, and each of them, hereby releases and discharges (i) the Company, the holders of junior convertible debt of the Company, and Hyde Investments, Ltd., and each of their respective past, present and future administrators, affiliates, agents, assigns, attorneys, directors, employees, executors, heirs, insurers, officers, managers, parents, partners, predecessors, representatives, servants, shareholders, subpartners, subsidiaries, successors, transferees, underwriters, clients and customers and each of them; and (ii) all persons acting by, through, under or in concert with any of them, of and from any and all actions, causes of action (including causes of action for tortuous conduct, fraud, fraudulent inducement or otherwise), claims, costs, damages, debts, demands, expenses, liabilities, losses and obligations of every nature, character and description, known or unknown, suspected or unsuspected, actual or contingent, which the releasing party now owns or holds, or has at any time heretofore owned or held, or may at any time hereafter own or hold, by reason of any matter, cause or thing whatsoever incurred, done, omitted or suffered to be done arising out of, or which may hereafter be claimed to arise out of, related to or in any way directly or indirectly connected with any fact, circumstance or event existing on or prior to the date hereof (all such released or discharged items, collectively referred to herein as “Released Claims”).

5.	Representations and Covenants

(a)           Each of the Parties acknowledges that there is a risk that subsequent to the execution of this Agreement, one or more Parties will incur or suffer loss, damages or injuries which are in some way caused by or related to the Released Claims, but which are unknown and unanticipated at the time this Agreement is signed.  All parties do hereby assume the above-mentioned risk and understand that this Agreement SHALL APPLY TO ALL UNKNOWN OR UNANTICIPATED RESULTS OF THE TRANSACTIONS AND OCCURRENCES DESCRIBED ABOVE, AS WELL AS THOSE KNOWN AND ANTICIPATED, each of the Parties acknowledges in executing the releases (the “Releases”) contained in this Agreement, that each does so with full knowledge of any and all rights and benefits that each might otherwise have had under California Civil Code Section 1542, and each, upon the advice of counsel, hereby waives and relinquishes any and all such rights and benefits.  Each of the Parties acknowledges and agrees that this waiver is an essential and material term hereof, without which this Agreement (including, without limitation, the Releases) would not have been entered into.  Section 1542 reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.”

Each of the Parties certifies that it has read the foregoing recitation of Section 1542 and understands the meaning of such section and such fact is indicated by the signing of such Party’s initials hereto:

________	_____________	____________	_____________
Company	Marc Ebersole	Christine Ebersole	Scott Schweber

Each of the Parties further acknowledges that each may hereafter discover facts different from or in addition to those known or believed to be true with respect to the Released Claims.  Each of the Parties agrees that the Releases shall be and shall remain effective in all respects, notwithstanding any such different or additional facts, or any facts which are intentionally concealed from either party by the other.  In this regard, and without limitation, each of the Parties declares that it realizes that it may have damages it presently knows nothing about and that, as to them, they have been released pursuant to the Releases.  Each of the Parties further declares that it understands that the parties being released would not have agreed to compromise their respective claims if the Releases did not cover damages and their results which may not yet have manifested themselves or which may be unknown or not anticipated at the present time.

(b)           The Releases shall not be deemed an admission by any of the Parties of any sort.  No right shall inure to any third party (other than third parties described in subparagraphs (a) above) from the obligations, representations and agreements made or reflected herein.

(c)            Each of the Parties represents and warrants that it alone is the owner of the Released Claims, that it has not heretofore assigned or transferred, nor purported to assign or transfer to any third party, and is not aware of any third party, who might assert some interest in any of the Released Claims.  Each Party further agrees to indemnify, defend and hold harmless the other from all liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred by the other Party as a result of any third party asserting any such assignment or transfer of any such interest, right or claim.

(d)            Each of the Parties represents and warrants that none of the Released Claims is subject to any purported or actual lien, security interest, encumbrance or other contractual right of any third party.  Each Party further agrees to indemnify, defend and hold harmless the other from all liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred by the other Party as a result of any third party asserting the existence of any of the foregoing.

(e)            Each of the Parties acknowledges that it has read this Agreement, has been, or has had the opportunity to be, represented by independent counsel of their own choice in connection with the circumstances leading up to the execution of the Releases, understands the terms, conditions and consequences of the Releases, and is freely and voluntarily entering into the Releases.

(f)             By execution of this Release, each releasing party represents and warrants to the released party that no Claim that he, she or it has, had, might have or might have had in the past against any person or entity released hereby, has previously been conveyed, assigned, or in any manner transferred, in whole or in part, to any third party.  Each releasing party expressly represents and warrants to the other that he, she or it has full authority to enter into this Release and to release any and all Claims he, she or it now has, had, might have or might have had in the past against each person or entity released hereby.

(g)            It is expressly understood and agreed that the terms of this Agreement are contractual and not merely recitations and that the agreements herein contained are to compromise doubtful and disputed Claims, avoid litigation, and buy peace and that no releases or other consideration given shall be construed as an admission of liability, all liability being expressly denied by each released party hereto.

(h)            Each of the parties hereto shall take such action as is necessary to accomplish the transactions contemplated herein, and use their best efforts to obtain any consent, approval or other document, certificate or permission that is necessary to complete all the transactions set forth herein.

[signature page follows]

IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed all as of the day and year first above written.

BioStem, Inc.

By:______________________
Marc Ebersole, CEO

_________________________
Marc Ebersole

_________________________
Christine Ebersole

_________________________
Scott Schweber

Hyde Investments, Ltd.:

By: _________________
     Name:
     Title:

The Gateway Real Estate
Investment Trust:

By: _________________
     Name:
     Title:

The Morpheus Trust:

By: _________________
     Name:
     Title:

Livingston Investments, Ltd.:

By: _________________
     Name:
     Title:

Burton Partners, LLC

By: _________________
     Name:
     Title:

Picasso, LLC

By: _________________
     Name:
     Title:

Exhibit A
Management Shareholders

	Biostem	Shares of	Shares of
Shareholder	Shares to	ABS to be	BH to be
	be cancelled	Issued	Issued

Marc Ebersole	122,000,000	2,500	2,500

Christine Ebersole	4,000,000	500	500

Scott A. Schweber	4,000,000	500	500

Exhibit B
Junior Debenture Holders

                                                                                  Shares of ABS and BH:

	Shares of ABS	Shares of BH

Diane Breitman, as trustee of	1,300	1,300
The Morpheus Trust dated 10/1/03

Hyperion Fund, L.P.	1,300	1,300

Adele Ruger, as trustee of	1,300	1,300
The Gateway Real Estate
Investment Trust

Burton Partners, LLC	1,300	1,300

Picasso, LLC	1,300	1,300

                                                                                  Securities of BioStem, Inc. (after giving effect to a one for forty reverse stock split):

	Shares of BioStem Common Stock (144K)	Shares of BioStem Common Stock (Restricted)	Warrants to Purchase BioStem Common Stock @ $0.10

Diane Breitman, as trustee of	2,173,290	2,940,620	3,780,000
The Morpheus Trust dated 10/1/03

Hyperion Fund, L.P.	2,173,290	2,940,620	3,780,000

Adele Ruger, as trustee of	2,173,290	2,940,620	3,780,000
The Gateway Real Estate
Investment Trust

Burton Partners, LLC	2,173,290	2,940,620	3,780,000

Picasso, LLC	2,173,290	2,940,620	3,780,000

Dojo Enterprises, LLC	1,483,550	1,466,449	2,100,000

London Finance Group, Ltd.	5,000,000	0	0